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                                                                    EXHIBIT 99.1

                                                                   Press Release

[UNITEDAUTO LETTERHEAD]


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
Contact: Jim Davidson                Phil Hartz                Tony Pordon
         Executive Vice President -  Senior Vice President -   Vice President -
         Finance                     Corporate Communications  Investor Relations

         201-325-3303                313-592-5365              313-592-5266

         jdavidson@unitedauto.com    phartz@unitedauto.com     tony.pordon@unitedauto.com

FOR IMMEDIATE RELEASE

                     UNITEDAUTO INITIATES STOCK REPURCHASES


DETROIT, MI, September 18, 2001 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that it has commenced open market repurchases of up to 3.0 million shares of its common stock. Shares may be acquired through open market purchases, negotiated transactions or other means based upon market conditions.

Chairman Roger S. Penske stated, "We believe the repurchase of our own shares will demonstrate to our investors management's confidence in both the company, and the nation's long-term economic strength."

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 123 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.


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